SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                   FORM 8

                     AMENDMENT TO APPLICATION OR REPORT
                Filed pursuant to Section 12, 13 or 15(d) of
                     THE SECURITIES EXCHANGE ACT OF 1934

                                SofTech, Inc.
             (Exact name of registrant as specified in charter)

                               AMENDMENT NO. 1

      The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Form 8-K Report filed on January 20, 1995 as set forth in the pages attached hereto:

      Item 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                 EXHIBITS.

      (a.)   Financial Statements of Acquired Business
                 Audited financial statements as required to be filed pursuant to Item 7(a.) of Form 8-K filed on January 20, 1995.

      (b.)   Pro Forma Financial Information
                 Pro forma financial information, required to be filed pursuant to Item 7(b.) of Form 8-K filed on January 20, 1995 reflecting the acquisition of Micro Control, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized


                                    SofTech, Inc.
                                    (Registrant)


                                By: \s\Joseph P. Mullaney
                                    Joseph P. Mullaney
                                    Vice President and Chief Financial Officer

Date:  March 20, 1995





            Item 7(a.) Financial Statements of Acquired Business

      Audited financial statements of Micro Control, Inc. including the Balance Sheet as of December 31, 1994; the Statements of Operations and Retained Earnings and Cash Flows for the year ended December 31, 1994; and manually signed Report of Independent Accountants.



                 Item 7(b.) Pro Forma Financial Information

                       SofTech, Inc. and Subsidiaries

                     INTRODUCTION TO PRO FORMA COMBINED
                 CONDENSED FINANCIAL INFORMATION (Unaudited)

      The Pro Forma Combined Condensed Statement of Income for the year ended May 31,1994 and the six months ended November 30, 1994 present the combined results of the continuing operations of SofTech, Inc. (the "Company") and Micro Control, Inc. ("MCI") assuming the acquisitions had been consummated as of the beginning of the periods indicated. The Pro Forma Combined Condensed Balance Sheet as of November 30, 1994 presents the financial position of the Company and MCI assuming the acquisition had been consummated as of the balance sheet date. The statements include all material adjustments necessary to present the combined historical results under these assumptions.

      The pro forma information does not purport to be indicative of the results of operations or the financial position which would have actually been obtained if the acquisition had been consummated on the date indicated. The pro forma information does not purport to be indicative of results of operations or financial positions which may be obtained in the future.

      The pro forma financial information has been prepared by the Company based upon assumptions deemed appropriate by the Company. Certain of these assumptions are set forth under the Notes to Pro Forma Combined Condensed Financial Statements.

      The pro forma financial information should be read in conjunction with the Company's historical Consolidated Financial Statements and Notes thereto contained in the 1994 Annual Report on Form 10-K and Form 10-Q for the second quarter of 1995.



                       SOFTECH, INC. AND SUBSIDIARIES
                 PRO FORMA COMBINED CONDENSED BALANCE SHEET
                           AS OF NOVEMBER 30, 1994

                                                SofTech, Inc. and            Micro
                                                   Subsidiaries           Control, Inc.
                                                       As Of                  As Of              Pro Forma         Pro Forma
                                                     30-Nov-94              30-Nov-94           Adjustments        Combined
                                              (Historical-Unaudited)  (Historical-Unaudited)    (Unaudited)        Condensed

Assets
Current Assets:
  Cash and cash equivalents                          $ 1,333,468            $182,562           $  (182,562)  E    $ 1,333,468
  Marketable securities, at cost which
    approximates market                                3,046,616                                (1,031,000)  E      2,015,616
  Accounts receivable                                 10,531,512             238,027                               10,769,539
  Inventory                                            3,172,901             137,835                                3,310,736
  Prepaid expenses and other assets                    1,631,134              97,104               (69,493)  E      1,658,745
  Deferred income taxes                                  592,114                                                      592,114
  Net assets of discontinued operations                  750,620                                                      750,620
                                                     -----------            --------                              -----------
Total current assets                                  21,058,365             655,528                               20,430,838
                                                     -----------            --------                              -----------

Property and equipment, at cost                        4,741,516             297,315               (72,505)  E      4,966,326
  Less accumulated depreciation and amortization       2,593,695             211,356               (24,686)  E      2,780,365
                                                     -----------            --------                              -----------
                                                       2,147,821              85,959                                2,185,961

Goodwill                                               2,762,094                                 2,382,227   E      5,144,321
Other assets                                             464,656              58,900                                  523,556
Deferred income tax                                      272,000                                                      272,000
                                                     -----------            --------                              -----------
                                                     $26,704,936            $800,387                              $28,556,676
                                                     ===========            ========                              ===========

Liabilities and Stockholders' Equity:
Current Liabilities:
  Current portion of long-term debt                  $       ---            $ 15,000               (12,041)  E    $     2,959
  Accounts payable                                     2,493,322             100,906                                2,594,228
  Accrued expenses                                     1,068,370              68,419                (1,736)  E      1,135,053
  Deferred maintenance revenue                           890,680                                                      890,680
  Federal and state income taxes                         280,548                                                      280,548
                                                     -----------            --------                              -----------
Total current liabilities                              4,732,920             184,325                                4,903,468
                                                     -----------            --------                              -----------

Long term debt, net of current portion                                        19,522               (16,938)  E          2,584
Commitments and contingencies

Stockholders' equity
  Common stock                                           416,757               1,000                26,977   D,F      444,734
  Capital in excess of par value                      14,641,948              30,000             1,620,631   D,F   16,292,579
  Retained earnings                                    8,394,826             565,540              (565,540)  F      8,394,826
  Less treasury stock                                 (1,481,515)                                                  (1,481,515)
                                                     -----------            --------                              -----------
Total stockholders' equity                            21,972,016             596,540                               23,650,624
                                                     -----------            --------                              -----------
                                                     $26,704,936            $800,387                              $28,556,676
                                                     ===========            ========                              ===========


         See accompanying notes to pro forma financial information.



                       SOFTECH, INC. AND SUBSIDIARIES
                PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                 FOR THE SIX MONTHS ENDED NOVEMBER 30, 1994


                                           SofTech, Inc. and               Micro
                                            Subsidiaries for           Control, Inc.
                                             The Six Months         For the Six Months      Pro Forma       Pro Forma
                                                  Ended                    Ended
                                                30-Nov-94                30-Nov-94         Adjustments      Combined
                                         (Historical-Unaudited)   (Historical-Unaudited)   (Unaudited)      Condensed

Revenue                                        $23,138,265             $1,155,460           $               $24,293,725

Cost of sales                                   17,153,587                623,569                            17,777,156

Selling, general and administrative              5,069,985                508,622             237,500   B     5,816,107
                                               -----------             ----------           ---------       -----------

Income from operations                             914,693                 23,269            (237,500)          700,462

Interest income                                     77,929                      0             (20,620)  A        57,309

Other income/(expense), net                              0                 (3,974)                               (3,974)
                                               -----------             ----------           ---------       -----------

Income from continuing operations before
 income taxes                                      992,622                 19,295            (258,120)          753,797

Provision for federal and state income taxes       297,786                  7,718            (103,248)  C       202,256
                                               -----------             ----------           ---------       -----------

Net income                                     $   694,836             $   11,577            (154,872)      $   551,541
                                               ===========             ==========           =========       ===========

Net income from continuing operations per
 common share                                  $      0.18                                                  $      0.13
                                               ===========                                                  ===========

Weighted average common shares outstanding       3,889,827                                    279,768   D     4,169,595

          See accompanying Notes to Pro Forma Financial Information.



                       SOFTECH, INC. AND SUBSIDIARIES
                PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                       FOR THE YEAR ENDED MAY 31, 1994


                                               SofTech, Inc. and           Micro
                                               Subsidiaries for        Control, Inc.
                                                The Year Ended       For the Year Ended     Pro Forma      Pro Forma
                                                   31-May-94            31-May-94           Adjustments    Combined
                                                 (Historical)     (Historical-Unaudited)    (Unaudited)    Condensed


Revenue                                          $24,178,325           $4,055,653           $              $28,233,978

Cost of sales                                     17,627,804            2,402,569                           20,030,373

Selling, general and administrative                5,469,179              889,979             475,000  B     6,834,158
                                                 -----------           ----------           ---------      -----------

Income from operations                             1,081,342              763,105            (475,000)       1,369,447

Interest income                                      293,901                    0             (41,240) A       252,661

Other income/(expense), net                                0               (8,735)                              (8,735)
                                                 -----------           ----------           ---------      -----------

Income from continuing operations before
 income taxes                                      1,375,243              754,370            (516,240)       1,613,373

Provision for federal and state income taxes         255,877              301,748            (206,496) C       351,129
                                                 -----------           ----------           ---------      -----------

Net income                                       $ 1,119,366           $  452,622            (309,744)     $ 1,262,244
                                                 ===========           ==========           =========      ===========

Net income from continuing operations per
 common share                                    $      0.29                                               $      0.31
                                                 ===========                                               ===========

Weighted average common shares outstanding         3,810,331                                  279,768  D     4,090,099

          See accompanying Notes to Pro Forma Financial Information.



                       SofTech, Inc. and Subsidiaries

                    NOTES TO PRO FORMA COMBINED CONDENSED
                      FINANCIAL STATEMENTS (Unaudited)

      The Pro Forma Combined Condensed Statements of Income for the year ended May 31, 1994 and the six months ended November 30, 1994, and the Pro Forma Combined Condensed Balance Sheet as of November 30, 1994 are derived from the historical financial statements of the Company incorporated in the 1994 Annual Report on Form 10-K, the historical financial statements (unaudited) of the Company incorporated in the Form 10-Q for the second quarter of fiscal 1995 and the historical financial statements (unaudited) of MCI. The pro forma financial information includes adjustments to reflect the purchase of MCI including the consideration paid and the resulting goodwill.

      The Pro Forma Combined Condensed Financial Statements should be read in conjunction with the Company's historical Consolidated Financial Statements and Notes thereto contained in the 1994 Annual Report on Form 10-K and the Form 10-Q for the second quarter of fiscal 1995. The Pro Forma Combined Condensed Financial Statements do not purport to be indicative of financial position or results of operations if the acquisition had been consummated on the date indicated or which may be obtained in the future.

      Notes to pro forma financial statements:

            A. To record the reduction of interest income as a result of lower invested balances for the cash component of the purchase price, assuming a 4% return on invested cash.

            B. To record the amortization of goodwill ($475,000) resulting from purchase accounting adjustments relating to the acquisition of Micro Control, Inc. on a straight line basis over five years. See Note F below.

            C. To record the estimated income tax effects of the pro forma adjustments referred to in Notes A and B above, assuming a 40% tax rate.

            D. To reflect the increase in the number of common shares outstanding (279,768) for the equity component of the purchase price of MCI.

            E. To record the cash payments by the Company for the acquisition of certain defined assets of Micro Control, Inc. The purchase price of MCI totaled $2,709,600 and consisted of $1,031,000 in cash and 279,768 shares of SofTech common stock valued at $1,678,600. The net assets acquired totaled approximately $400,000, resulting in goodwill of approximately $2.3 million which will be amortized over a period of five years on a straight line basis.

            F. To eliminate the stockholders' equity of the acquired companies.





                             MICRO CONTROL, INC.
                             -------------------

                             FINANCIAL STATEMENTS

                    for the year ended December 31, 1994



                             MICRO CONTROL, INC.
                             -------------------

                                    INDEX

                                                                     Page(s)

Report of Independent Accountants                                       2

Financial Statements:

      Balance Sheet as of December 31, 1994                             3

      Statement of Operations and Retained Earnings for the year
       ended December 31, 1994                                          4

      Statement of Cash Flows for the year ended December 31, 1994      5

      Notes to the Financial Statements                                6-9




                      REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Micro Control, Inc.:

      We have audited the accompanying balance sheet of Micro Control, Inc. as of December 31, 1994, the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in material respects, the financial position of Micro Control, Inc. as of December 31, 1994 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                    /s/ Coopers and Lybrand L.L.P.


Boston, Massachusetts
March 3, 1995



                             MICRO CONTROL, INC.
                                BALANCE SHEET

                              December 31, 1994

                             -------------------


ASSETS
Current assets:
  Cash                                                                  $  211,144
  Accounts receivable (net of allowance for doubtful
   accounts of $7,000)                                                     393,190
  Inventories                                                              115,194
  Prepaid expenses and other assets                                         59,088
                                                                        ----------

Total current assets                                                       778,616

Property and equipment, net                                                128,686

Other Assets:
  Shareholder loan                                                          71,020
  Deposits                                                                   8,900
  Asset held for sale                                                       50,000
                                                                        ----------

Total other assets                                                         129,920
                                                                        ----------

Total assets                                                            $1,037,222
                                                                        ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of long term debt                                     $   14,550
  Accounts payable                                                         285,623
  Accrued expenses                                                         118,599
                                                                        ----------
Total current liabilities                                                  418,772

Long term debt, less current portion                                        20,638

Commitments and contingencies  (Note 7)                                        ---

Stockholders' Equity
  Common stock, no par value, 10,000 shares authorized,
   1,000 shares issued and outstanding                                         ---
  Additional paid in capital                                                31,000
  Retained earnings                                                        566,812
                                                                        ----------

  Total stockholders' equity                                               597,812
                                                                        ----------
Total liabilities and stockholders' equity                              $1,037,222
                                                                        ==========


    The accompanying notes are an integral part of the financial statements




                             MICRO CONTROL, INC.
                STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                    for the year ended December 31, 1994

                             -------------------

Revenue                                                        $3,147,240

Cost of revenue                                                 1,837,577
                                                               ----------

Gross margin                                                    1,309,663

Selling, general and administrative expenses                      870,393
                                                               ----------

Operating income                                                  439,270

Other expense, net:
  Other expense                                                    87,466
  Interest expense, net                                            12,860
                                                               ----------
Total other expense                                               100,326
                                                               ----------

Net income                                                        338,944

Retained earnings, beginning of year                              227,868
                                                               ----------

Retained earnings, end of year                                 $  566,812
                                                               ==========


    The accompanying notes are an integral part of the financial statements



                             MICRO CONTROL, INC.
                           STATEMENT OF CASH FLOWS

                    for the year ended December 31, 1994

                             -------------------


Cash flows from operating activities:

  Net income                                                        $338,944
                                                                    --------

  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                     25,736
    Write down of asset held for sale                                 46,000
    Provision for doubtful accounts                                    7,000
    Change in current assets and liabilities:
      Accounts receivable                                            992,363
      Inventories                                                    (90,095)
      Prepaid expenses and other assets                               69,556
      Accounts payable                                              (759,985)
      Accrued expenses                                                86,339
                                                                    --------
      Total adjustments                                              376,914
                                                                    --------

  Net cash provided by operating activities                          715,858
                                                                    --------

  Cash flows from investing activities:
    Capital expenditures                                             (47,069)
    Leasehold improvements                                           (63,000)
                                                                    --------

  Net cash used by investing activities                             (110,069)
                                                                    --------

  Cash flows from financing activities:
    Decrease in shareholder loan                                      21,317
    Borrowings on line of credit                                     179,000
    Repayments on line of credit                                    (479,000)
    Repayments on short term loan                                   (100,000)
    Principal payments on long-term debt                             (30,595)
                                                                    --------

  Net cash used by financing activities                             (409,278)
                                                                    --------

Net increase in cash                                                 196,511

Cash, beginning of year                                               14,633
                                                                    --------

Cash, end of year                                                   $211,144
                                                                    ========

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
    Interest paid                                                   $ 16,881
    Income taxes paid                                               $  2,149


    The accompanying notes are an integral part of the financial statements



                             MICRO CONTROL, INC.
                      NOTES TO THE FINANCIAL STATEMENTS

                             -------------------

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   Business Description

         Micro Control, Inc., (the "Company"), a Pennsylvania Corporation, is engaged in the sale of hardware and computer aided design ("CAD") systems and service. Sales are made principally in Pennsylvania and New Jersey to manufacturers, engineers and local government agencies. In January 1995, certain assets and liabilities of the Company were acquired SofTech, Inc. for cash and stock.

   Revenue Recognition

         Revenue from computer systems sales is recognized upon shipment, or upon completion of installation, when required.

         Nonrefundable license fees are recorded as revenue upon execution of the license agreement and the delivery of the software, if collectibility is probable and no significant obligations exist.

   Concentration of Credit Risk

         Financial instruments that potentially subject the Company to concentration of credit risk consists primarily of cash and trade receivables. The Company maintains cash in the bank from which it has its borrowing. Trade receivables are concentrated within two customers. At December 31, 1994, the accounts receivable from one customer comprised 27% of the balance, while a second customer accounted for 13%. To reduce credit risk, the Company performs ongoing credit evaluations of its customers' financial condition.

   Inventories

         Inventories consist principally of computer hardware held for resale and are stated at the lower of cost (first-in, first-out method) or market.

   Property and Equipment

         Property and equipment are stated at cost. Depreciation and amortization are provided using the straight line method over the estimated useful lives of the respective assets which range as follows:

        Description                                    Years

        Equipment                                        5
        Furniture and fixtures                           5
        Vehicles                                         5
        Leasehold improvements             Term of lease or life of asset

         Maintenance and repairs are charged to expense as incurred. When assets are sold or retired, the related cost and accumulated depreciation are removed from the respective accounts and any resulting gain or loss is credited or charged to income.

   Income Taxes

         Effective January 1, 1993, the Company elected to be taxed as an "S" Corporation. The Company remains subject to Pennsylvania capital stock taxes and New Jersey corporate income taxes and the amounts are not material.

2. PROPERTY AND EQUIPMENT:

         Property and equipment at December 31, 1994 is comprised of the following:


        Equipment                                               $125,766
        Vehicles                                                  85,991
        Furniture and fixtures                                    67,080
        Leasehold improvements                                    63,000
                                                                --------
                                                                 341,837
        Less accumulated depreciation and amortization          (213,151)
                                                                --------
        Net property and equipment                              $128,686
                                                                ========

3. ASSET HELD FOR SALE

         The asset held for sale represents an automobile. During 1994, the automobile was written down from $96,000 to $50,000 to reflect its estimated fair value. This write down is included in other expenses.

4. LONG TERM DEBT:

         Long term debt outstanding at December 31, 1994 is comprised of the following:

                                                       Current     Long-term

         Bank term loan payable in monthly
         installments of $460 including
         interest at 7.5% through August 1997,
         with a balloon payment of $10,750
         due September 1, 1997.                        $ 4,001     $18,080

         Auto loan payable in monthly installments
         of $248 including interest at 9.25%,
         through November 1996, collateralized by
         the automobile.                                 2,396       2,558

         Bank term loan payable in monthly
         installments of $2,075, including interest
         at 11.2% through May 1995.                      8,153         ---
                                                       -------     -------
                Total                                  $14,550     $20,638
                                                       =======     =======


         The outstanding term loans are collateralized by security agreements covering substantially all assets of the Company and personal guarantees of the Company's stockholders.

         During 1994, the Company had a $300,000 bank line of credit. Advances under the line of credit bear interest at the Bank's prime rate plus
   .75%. The average borrowing rates during the year were between 6.75% and 8.0%. During 1994, the line of credit was repaid and not renewed.

         The Company had an outstanding short term loan with a bank at December 31, 1993 of $100,000. This short term borrowing was secured by a mortgage lien on personal property owned by the shareholders of the Company.
   During 1994, this borrowing was repaid

         Interest expense under these loans was approximately $16,880 during 1994.

         The following table presents the approximate annual maturities of long-term debt:


               1995             $14,550
               1996               6,870
               1997              13,768
                                -------
               Total            $35,188
                                =======

5. ACCRUED EXPENSES:

         Accrued expenses consist of the following at December 31, 1994:


                Accrued legal settlement           $ 41,466
                Sales tax                            38,249
                Accrued commissions                  21,550
                Other                                17,334
                                                   --------
                Total accrued expenses             $118,599
                                                   ========

6. MAJOR CUSTOMERS:

         Approximately 41% of the Company's total 1994 sales were concentrated in two customers. In 1994 the revenue derived from a single customer was approximately $930,000 (29% of revenue) and revenue derived from a second customer was approximately $374,000 (12% of total revenue).

7. COMMITMENTS/RELATED PARTY TRANSACTIONS:

         The Company holds a note from a shareholder with a principal amount of $67,000. This note has a 6% annual simple interest rate and interest and principal are payable on December 31, 2001. Interest income on the note receivable amounted to approximately $4,020 for the year ended December
   31, 1994. The outstanding note plus accrued interest is included in the shareholder loan.

         The Company leases its operating facilities from a trust, of which a shareholder of the Company is trustee. The agreement is a noncancellable lease which is subject to escalation for increases in real estate taxes through 2000 with an option to extend through 2002. Prepaid expenses and other assets include $7,350 of prepaid rent to the trust. Rent expense for the year ended December 31, 1994 was approximately $88,200. In relation to the operating lease for facilities, the Company paid $63,000 for leasehold improvements to the trust. The Company also leases operating equipment from unrelated parties.

         At December 31, 1994, minimum annual rental commitments under the noncancellable leases were as follows:


             1995                        $119,100
             1996                         120,800
             1997                         128,110
             1998                         123,560
             1999 and thereafter          230,560
                                         --------
             Total                       $722,130
                                         ========

8. LITIGATION:

         On February 15, 1995, the Company agreed to settle a lawsuit initiated by Douglas Marks Association for the amount of $37,500 in full satisfaction of all claims and demands arising out of a joint venture between the two parties from October 1992 through September 1993. This settlement amount and related legal fees of $3,966 have been recorded in other expense in the 1994 statement of operations and retained earnings.